SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.


FOR PERIOD ENDING 9/30/2006
FILE NUMBER 811- 7890
SERIES NO.: 1


72DD.    1.   Total income dividends for which record date passed during the period. (000's Omitted)
              Class A                                                   $4,109
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class A3                                                  $1,987
              Institutional Class                                       $1,103

73A.          Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
         1.   Dividends from net investment income
              Class A                                                $000.2436
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class A3                                               $000.2298
              Institutional Class                                    $000.2470

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                                                   15,839
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class A3                                                   6,601
              Institutional Class                                        1,594

74V.     1.   Net asset value per share (to nearest cent)
              Class A                                                   $10.90
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class A3                                                  $10.90
              Institutional Class                                       $10.89